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                                                                   Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated August 4, 1998 on the financial statements of OmniLink Communications Corporation (the Company), included in the Form 8-K Amendment No. 1 filed by Transaction Network Services, Inc. with the Securities and Exchange Commission, into the Form S-8 registration statements (registration nos. 33-85432 and 333-27159) and the Form S-3 registration statement (registration no. 333-52221) filed by Transaction Network Services, Inc. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

Detroit, Michigan,
  September 11, 1998.